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                                                                                                                EXHIBIT 11

                                         PCA INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF PRIMARY AND FULLY DILUTED

                                                EARNINGS PER COMMON SHARE

                                                                                  FOR THE FISCAL YEARS ENDED

                                                                     ------------------------------------------------------
                                                                       FEBRUARY 2,         JANUARY 28,        JANUARY 29,
                                                                          1997                1996               1995

                                                                     ----------------    ---------------    ----------------
PRIMARY EARNINGS PER COMMON SHARE:

     EARNINGS APPLICABLE TO COMMON STOCK:

         Income from continuing operations.........................  $  2,993,854        $  7,617,169       $  4,372,461
         Discontinued operations...................................            --                  --            412,406
                                                                     ----------------    ---------------    ----------------
         Net income................................................  $  2,993,854        $  7,617,169       $  4,784,867
                                                                     ================    ===============    ================

     COMPUTATION OF COMMON SHARES AND COMMON
       EQUIVALENT SHARES:

         Weighted average number of common shares..................     7,522,188           7,632,297          8,148,845
         Dilutive effect of stock options..........................       522,375             437,241            415,450
                                                                     ----------------    ---------------    ----------------
         Weighted average number of common shares after dilutive

              effect...............................................     8,044,563           8,069,538          8,564,295
                                                                     ================    ===============    ================

     EARNINGS PER COMMON SHARE AND COMMON
       EQUIVALENT SHARE:

         Income from continuing operations.........................  $       0.37        $       0.94       $       0.51
         Discontinued operations...................................            --                  --               0.05
                                                                     ----------------    ---------------    ----------------
         Net income................................................  $       0.37        $       0.94       $       0.56
                                                                     ================    ===============    ================



FULLY DILUTED EARNINGS PER COMMON SHARE:

     EARNINGS APPLICABLE TO COMMON STOCK:

         Income from continuing operations.........................  $  2,993,854        $  7,617,169       $  4,372,461
         Discontinued operations...................................            --                  --            412,406
                                                                     ================    ===============    ================
         Net income................................................  $  2,993,854        $  7,617,169       $  4,784,867
                                                                     ================    ===============    ================

     COMPUTATION OF COMMON SHARES AND COMMON
       EQUIVALENT SHARES:

         Weighted average number of common shares outstanding......     7,522,188           7,632,297          8,148,845
         Dilutive effect of stock options..........................       631,941             478,156            433,422
                                                                     ----------------    ---------------    ----------------
         Weighted average number of common shares outstanding

              as adjusted..........................................     8,154,129           8,110,453          8,582,267
                                                                     ================    ===============    ================

     EARNINGS PER COMMON SHARE AND COMMON
       EQUIVALENT SHARE ASSUMING FULL DILUTION:

         Income from continuing operations.........................  $       0.37        $       0.94       $       0.51
         Discontinued operations...................................            --                  --               0.05
                                                                     ----------------    ---------------    ----------------
         Net income................................................  $       0.37        $       0.94       $       0.56
                                                                     ================    ===============    ================


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